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Exhibit 99.1

                                                                  PR NEWSWIRE

                  NORTH EUROPEAN OIL ROYALTY TRUST CHANGES
                        NYSE TICKER SYMBOL TO "NRT"

          Red Bank, NJ January 25, 2002   The Trustees of North European Oil
Royalty Trust (NYSE-NET) today announced that effective with the opening of trading on January 29, 2002, the ticker symbol by which the Trust is known on the New York Stock Exchange will become "NRT". The Trust has previously traded under the symbol "NET".

          Any questions related to this change in ticker symbols can be directed to John H. Van Kirk, Managing Trustee or John R. Van Kirk, Managing Director at (732) 741-4008 or E-mail at NEORT@AOL.Com. In addition, questions may be directed to Diane DeSocio with the New York Stock Exchange at
(212) 656-5448.